UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

Handy & Harman Ltd
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed in the Current Report on Form 8-K filed by Handy & Harman Ltd., a Delaware corporation (“Parent” or “HNH”), with the Securities and Exchange Commission (the “SEC”) on April 7, 2016, HNH entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Handy & Harman Group Ltd., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), SLI Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Acquisition Sub”), and SL Industries, Inc., a Delaware corporation (the “Company” or “SLI”).  Pursuant to the Merger Agreement, on April 21, 2016, Acquisition Sub commenced a tender offer (the “Offer”) to purchase all of SLI’s outstanding shares of common stock, par value $0.20 per share (the “Shares”), at a purchase price of $40.00 per Share in cash (the “Offer Price”), without interest and subject to any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed with the SEC on April 21, 2016 (together with any amendments and supplements thereto).

Item 2.01. Completion of Acquisition or Disposition of Assets

The Offer expired as scheduled at 5:00 p.m., New York City time, on May 31, 2016 (the “Expiration Date”). Based on the information provided to Parent by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Expiration Date, 3,358,701 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 84.6% of the outstanding Shares and approximately 79.3% of the outstanding Shares not owned by Parent or any of its affiliates. In addition, Notices of Guaranteed Delivery had been delivered for 8,492 Shares, representing less than 1% of the outstanding Shares. The Minimum Tender Condition and the Super-Majority of the Minority Tender Condition (each as defined in the Merger Agreement), as well as all other conditions to the Offer having been satisfied, Acquisition Sub accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On June 1, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Acquisition Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Purchaser.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company, any of its subsidiaries, Parent, Purchaser or Acquisition Sub or held by stockholders of the Company who have properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL) was cancelled and converted into the right to receive the Offer Price, without interest thereon and subject to any required tax withholding. The Shares will no longer be listed on the NYSE MKT and will be deregistered under the Securities Exchange Act of 1934, as amended.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $163.8 million, without giving effect to related transaction fees and expenses. All of the funds necessary to consummate the Offer, the Merger and to pay related fees and expenses were obtained from available funds under Purchaser’s existing senior secured revolving credit facility.

    The foregoing summary description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Parent with the SEC on April 7, 2016 and is incorporated herein by reference.

Item 8.01. Other Events

On June 1, 2016, Parent issued a press release announcing the expiration and results of the Offer.  A copy of the press release is included as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report.  HNH intends to file these financial statements by an amendment within the timeframe permitted by Item 9.01(a).

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report.  HNH intends to file this pro forma financial information by an amendment within the timeframe permitted by Item 9.01(b).

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of April 6, 2016, by and among Handy & Harman Ltd., Handy & Harman Group Ltd., SLI Acquisition Co. and SL Industries, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Handy & Harman Ltd. with the Securities and Exchange Commission on April 7, 2016).

99.1	Press Release issued June 1, 2016 (incorporated by reference to Exhibit (a)(5)(D) to Schedule TO-T/A filed by Handy & Harman Ltd. on June 1, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016	HANDY & HARMAN LTD.

	By:	/s/ Douglas B. Woodworth
		Name:	Douglas B. Woodworth
		Title:	Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of April 6, 2016, by and among Handy & Harman Ltd., Handy & Harman Group Ltd., SLI Acquisition Co. and SL Industries, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Handy & Harman Ltd. with the Securities and Exchange Commission on April 7, 2016).

99.1	Press Release issued June 1, 2016 (incorporated by reference to Exhibit (a)(5)(D) to Schedule TO-T/A filed by Handy & Harman Ltd. on June 1, 2016).